Exhibit (m)(2)(h)




                                  SCHEDULE A-10
                                  -------------

                         EATON VANCE MUTUAL FUNDS TRUST
                              CLASS A SERVICE PLAN
                            EFFECTIVE: JUNE 18, 2001

                         Name of Fund Adopting this Plan
                         -------------------------------

                      Eaton Vance International Growth Fund